UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Lane., Suite 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on May 25, 2017 (the “Annual Meeting”). A total of 16,736,698 shares of Class A and Class B common stock representing 97.06% of the total shares outstanding and eligible to vote were represented in person or by valid proxies at the Annual Meeting. This percentage constituted a quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:  The nominee for Class III director was elected to serve a three-year term until the 2020 Annual Meeting, or until his respective successor is elected and qualified, by the votes set forth in the table below.

Nominee	For	Withheld	Broker Non-Votes
James G. Jones II	12,901,912	1,987,503	1,847,283

Proposal 2:  The appointment of KPMG, LLP as the Company's independent registered public accountants for fiscal year ended December 31, 2017 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain
16,687,285	30,217	19,196

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017	SPARK ENERGY, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary